EXECUTION COPY

VITACOST.COM, INC.

and

MELLON INVESTOR SERVICES LLC

as Rights Agent

RIGHTS AGREEMENT

Dated March 24, 2010

TABLE OF CONTENTS

EXHIBITS

Exhibit A	Form of Certificate of Designation
Exhibit B	Form of Rights Certificate
Exhibit C	Summary of Rights

3

RIGHTS AGREEMENT

This Rights Agreement dated March 24, 2010 (the “Agreement”), is made and entered into by and between Vitacost.com, Inc., a Delaware corporation (the “Company”), and Mellon Investor Services LLC (operating with the service name BNY Mellon Shareowner Services), a New Jersey limited liability company, as Rights Agent (the “Rights Agent”).

WITNESSETH:

WHEREAS, the Board of Directors of the Company (the “Board”) has authorized and declared a dividend distribution, effective as of March 24, 2010 (the “Rights Dividend Declaration Date”), of one Preferred Stock purchase right (a “Right”) for each share of Common Stock of the Company outstanding at the Close of Business on March 24, 2010 (the “Record Date”), and has further authorized and directed the issuance of one Right (as such number may hereinafter be adjusted pursuant to the provisions of Section 11(p) hereof) for each share of Common Stock of the Company issued (whether originally issued or delivered from the Company’s treasury) after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date, each Right initially representing the right to purchase one one-thousandth of a share of Preferred Stock, upon the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing premises and the agreements contained herein, the parties, intending to be legally bound, hereby agree as follows:

Section 1.           Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

(a)           “Acquiring Person” shall mean any Person who or which shall be the Beneficial Owner of 15% or more of the shares of Common Stock of the Company then outstanding, but shall not include (i) an Exempt Person or (ii) an Existing Holder.  Notwithstanding the foregoing, no Person shall become an “Acquiring Person” for any purposes of this Agreement either (y) as the result of an acquisition of Common Stock by the Company which, by reducing the number of shares of Common Stock of the Company outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the Common Stock of the Company then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 15% or more of the Common Stock of the Company then outstanding solely by reason of share purchases by the Company and shall, following written notice from, or public disclosure by, the Company of such share purchases by the Company, become the Beneficial Owner of one or more additional shares of Common Stock of the Company without the prior written consent of the Company (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock in shares of Common Stock or pursuant to a split or subdivision of the outstanding Common Stock, in each case payable and paid ratably to all holders of Common Stock) and shall then Beneficially Own more than 15% of the Common Stock of the Company then outstanding, then such Person shall be deemed to be an “Acquiring Person,” or (z) if the Board determines in good faith that a Person who would otherwise be an “Acquiring Person,” as defined pursuant to the first sentence of this Section 1(a), has become such inadvertently (including, without limitation, because (A) such Person was unaware that it beneficially owned a percentage of Common Stock of the Company that would otherwise cause such Person to be an “Acquiring Person” or (B) such Person was aware of the extent of its Beneficial Ownership of Common Stock of the Company but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement) and without any intention of changing or influencing any control of the Company, and such Person promptly enters into an irrevocable written commitment in favor of the Company to divest, and thereafter divests (without retaining any power, including voting power with respect to such shares of Common Stock), as promptly as practicable (as determined in good faith by the Board), a sufficient number of shares of Common Stock of the Company so that such Person no longer would be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this Section 1(a) (or, in the case solely of Derivative Common Shares, such Person terminates the subject derivative transaction or transactions or disposes of the subject derivative security or securities, or establishes to the satisfaction of the Board that such Derivative Common Shares are not held with any intention of changing or influencing control of the Company), then such Person shall not be deemed to be or have become an “Acquiring Person” at any time for any purposes of this Agreement.

(b)           “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.

(c)           A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “beneficially own,” any securities:

(i)           which such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement);

(ii)           which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately, or only after the passage of time, compliance with regulatory requirements, fulfillment of a condition or otherwise) pursuant to any agreement, plan, arrangement or understanding (whether or not in writing) or upon the exercise of conversion, exchange rights or other rights, warrants or options, or otherwise;

(iii)           which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or acquire “beneficial ownership” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act, or any comparable or successor rule), including pursuant to any agreement, plan, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” any security under this subparagraph (iii) as a result of an agreement, plan, arrangement or understanding to vote such security if such agreement, plan, arrangement or understanding: (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable proxy solicitation rules and regulations promulgated under the Exchange Act (including, without limitation, Regulation 14A, as applicable) or (B) is made in connection with, or provides for any participation in, a proxy or consent solicitation made, or to be made, pursuant to, and in accordance with, the applicable proxy solicitation rules and regulations promulgated under the Exchange Act (including, without limitation, Regulation 14A, as applicable), in either case described in clause (A) or (B) above, to the extent such agreement, plan, arrangement or understanding also is then not reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report);

(iv)           which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person’s Affiliates or Associates) has any agreement, plan, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy or in connection with a proxy or consent solicitation of the type described in clause (A) or (B) of the proviso to subparagraph (iii) of this Section 1(c)) or disposing of any securities of the Company (a joint filing of a Schedule 13D under the Exchange Act or any comparable or successor report being deemed to be conclusive evidence of such an agreement, plan, arrangement or understanding); or

(v)           that are the subject of a derivative transaction entered into by such Person (or any of such Person’s Affiliates or Associates), or derivative security acquired by such Person (or any of such Person’s Affiliates or Associates), which gives such Person (or any of such Person’s Affiliates or Associates) the economic equivalent of ownership of an amount of such securities due to the fact that the value of the derivative is explicitly determined by reference to the price or value of such securities, without regard to whether (A) such derivative conveys any voting rights in such securities to such Person (or any of such Person’s Affiliates or Associates), (B) the derivative is required to be, or is capable of being, settled through delivery of such securities, or (C) such Person (or any of such Person’s Affiliates or Associates) may have entered into other transactions that hedge the economic effect of such derivative.  In determining the amount of Common Stock deemed beneficially owned by virtue of the operation of this subparagraph (v) of this Section 1(c), the subject Person shall be deemed to beneficially own (without duplication) the amount of Common Stock that is synthetically owned pursuant to such derivative transactions or such derivative securities.  Such amount of Common Stock that is deemed so beneficially owned pursuant to the operation of this subparagraph (v) of this Section 1(c) shall be referred to herein as “Derivative Common Shares”;

provided, however, that (A) a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” (1) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (2) securities which a Person or any of such Person’s Affiliates or Associates may acquire, does or do acquire or may be deemed to acquire or may be deemed to have the right to acquire, pursuant to any merger or other acquisition agreement between the Company and such Person (or one or more of such Person’s Affiliates or Associates) if, prior to there being an Acquisition Person, such agreement has been approved by the Board, (3) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event, or (4) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event, if such Rights were acquired by such Person or any of such Person’s Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 hereof (the “Original Rights”) or pursuant to Section 11(a)(i) or Section 11(p) hereof in connection with an adjustment made with respect to any Original Rights; (B) nothing in this Section 1(c) shall cause a Person engaged in business as an underwriter of securities to be the “Beneficial Owner” of, or to “beneficially own,” any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition, and then only if such securities continue to be owned by such Person at such expiration of 40 days; and (C) no Person who is an officer, director or employee of an Exempt Person shall be deemed, solely by reason of such Person’s status or authority as such, to be the “Beneficial Owner” of, or to “beneficially own” any securities that are “beneficially owned” (as defined in this Section 1(c)), including, without limitation, in a fiduciary capacity, by an Exempt Person or by any other such officer, director or employee of an Exempt Person.

(d)           “Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the state of New York or the state of New Jersey are authorized or obligated by law or executive order to close.

(e)           “Close of Business” on any given date shall mean 5:00 P.M., New York local time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

(f)           “Common Stock” shall mean the Common Stock, $0.00001 par value, of the Company, except that “Common Stock” when used with reference to any Person other than the Company shall mean the capital stock of such Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person.

(g)           “Distribution Date” shall mean the earlier of (i) the Close of Business on the 10th day after the Stock Acquisition Date (or, if the 10th day after the Stock Acquisition Date occurs before the Record Date, the Close of Business on the Record Date), or (ii) the Close of Business on the 10th Business Day (or, if such 10th Business Day occurs before the Record Date, the Close of Business on the Record Date), or such specified or unspecified later date on or after the Record Date as may be determined by action of the Board, after the date of the commencement (within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act) by any Person (other than an Exempt Person) of, or the first public announcement of the intention of such Person (other than an Exempt Person) to commence, a tender offer or exchange offer, the consummation of which would result in any Person (other than an Exempt Person) becoming the Beneficial Owner of shares of Common Stock of the Company aggregating 15% or more of the Common Stock of the Company then outstanding and becoming an Acquiring Person.

(h)           “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended to date.

(i)           “Exempt Person” shall mean the Company or any Subsidiary of the Company, in each case including, without limitation, in its fiduciary capacity, or any employee benefit or compensation plan of the Company or of any Subsidiary of the Company, or any Person or entity holding Common Stock for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or of any Subsidiary of the Company.

(j)           “Existing Holder” shall mean any Person who, as of the Rights Dividend Declaration Date, is the Beneficial Owner of 15% or more of the Common Stock of the Company then outstanding; provided, however, that if such Person shall, after the Rights Dividend Declaration Date, become the Beneficial Owner of additional shares of Common Stock of the Company representing 1% or more of the shares of Common Stock of the Company then outstanding without the prior written consent of the Company (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock in shares of Common Stock or pursuant to a split or subdivision of the outstanding Common Stock, in each case payable and paid ratably to all holders of Common Stock) and, upon becoming the Beneficial Owner of such additional shares of Common Stock of the Company, shall then Beneficially Own more than 15% of the Common Stock of the Company then outstanding, then such Person shall no longer be an “Existing Holder”; it being hereby understood that the Company shall be entitled to rely in good faith solely on publicly available information to make any determination as to the status of any Person as an Existing Holder.

(k)           “Expiration Date” shall mean the earliest of (i) the Close of Business on the Final Expiration Date, (ii) the time at which the Rights are redeemed as provided in Section 23 hereof, or (iii) the time at which the Board mandates the exchange of the Rights as provided in Section 24 hereof.

(l)           “Final Expiration Date” shall mean the earlier of (i) the Close of Business on March 24, 2015 or (ii) the thirtieth (30th) day following the Company’s 2012 Annual Meeting, if the Stockholder Approval does not occur at such Annual Meeting.

(m)           “Person” shall mean any natural person, partnership, joint venture, firm, corporation, limited liability company, limited liability partnership, unincorporated association, trust or other entity, and shall include any successor (by merger or otherwise) of the foregoing.

(n)           “Preferred Stock” shall mean shares of Series A Junior Participating Preferred Stock, $0.00001 par value, of the Company, having the rights and preferences set forth in the form of Certificate of Designation, Preferences and Rights attached hereto as Exhibit A.

(o)           “SEC” shall mean the U.S. Securities and Exchange Commission.

(p)           “Section 11(a)(ii) Event” shall mean any event described in Section 11(a)(ii) (A), (B) or (C) hereof.

(q)           “Section 13 Event” shall mean any event described in clauses (x), (y) or (z) of Section 13(a) hereof.

(r)           “Stock Acquisition Date” shall mean the date of the first public announcement (which, for purposes of this definition, shall include, without limitation, the filing of any report pursuant to Section 13(d) of the Exchange Act or pursuant to any comparable successor statute) by the Company or an Acquiring Person that an Acquiring Person has become such or that discloses information which reveals the existence of an Acquiring Person, or such earlier date as a majority of the Board shall become aware of the existence of an Acquiring Person.

(s)           “Stockholder Approval” shall mean the approval of this Agreement by the affirmative vote of the holders of a majority of the shares of Common Stock of the Company entitled to vote and that are present, or represented by proxy, and are voted on the proposal to approve this Agreement, at a meeting of stockholders of the Company duly held in accordance with applicable law.

(t)           “Subsidiary” shall mean, with reference to any Person, including the Company, any corporation of which an amount of voting securities sufficient to elect at least a majority of the directors of such corporation is beneficially owned, directly or indirectly, by such Person, or otherwise controlled by such Person.

(u)           “Triggering Event” shall mean any Section 11(a)(ii) Event or any Section 13 Event.

(v)           The following terms shall have the meanings for such terms in the Sections set forth below:

Term	Section

Act	9(c)
Adjustment Shares	11(a)(ii)
Agreement	Preamble
Board	Recitals
Company	Preamble
current market price	11(d)(ii)
Current Value	11(a)(iii)
Derivative Common Shares	1(c)
equivalent preferred stock	11(b)
NASDAQ	9(b)
NASDAQ GM	9(b)
Original Rights	1(c)
Post Transferee	7(e)
Principal Party	13(b)
Prior Transferee	7(e)
Purchase Price	13(a)
Ratio of Exchange	24(a)
Record Date	Recitals
Redemption Price	23(a)
Rights Agent	Preamble
Right	Recitals
Rights Certificates	3(a)
Rights Dividend Declaration Date	Recitals
Section 11(a)(ii) Trigger Date	11(a)(iii)
Spread	11(a)(iii)
Substitution Period	11(a)(iii)
Summary of Rights	3(b)
Trading Day	11(d)(i)

Section 2.           Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the express terms and conditions hereof (and no implied terms or conditions), and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable. The Rights Agent shall have no duty to supervise, and in no event shall be liable for, the acts or omissions of any such co-Rights Agent.

Section 3.            Issuance of Rights Certificates.

(a)           Until the Distribution Date, (x) the Rights shall be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates evidencing the Common Stock registered in the names of the holders of the Common Stock (which certificates evidencing the Common Stock shall be deemed also to be certificates evidencing the Rights) and not by separate certificates, and (y) the Rights shall be transferable only in connection with the transfer of the underlying shares of Common Stock (including any transfer to the Company). The Company promptly shall notify the Rights Agent in writing upon the occurrence of the Distribution Date and, if such notification is given orally, the Company shall confirm the same in writing on or prior to the next following Business Day. Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred. As soon as practicable after the Distribution Date, and the receipt by the Rights Agent of notice of such occurrence, the Rights Agent, if requested by the Company and provided with all necessary information and documentation, shall send by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Distribution Date, at the address of such holder then shown on the records of the Company or the transfer agent or the registrar for the Common Stock, one or more rights certificates, in substantially the form of Exhibit B hereto (the “Rights Certificates”), duly executed and countersigned in the manner provided for in Section 5(a) hereof, evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein. If an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11(p) hereof, at the time of distribution of the Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. From and after the Distribution Date, the Rights shall be evidenced solely by such Rights Certificates and may be transferred by the transfer of the Rights Certificates as permitted hereby, separately and apart from any transfer of one or more shares of Common Stock, and the holders of such Rights Certificates as listed in the records of the Company or any transfer agent or registrar for the Rights shall be the record holders thereof.

(b)           As promptly as practicable following the Record Date, the Company shall send a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit C (the “Summary of Rights”), by first-class, postage prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company or the transfer agent or the registrar for the Common Stock. With respect to certificates evidencing the Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights shall be evidenced by such certificates for the Common Stock and the registered holders of the Common Stock shall also be the registered holders of the associated Rights. Until the earlier of the Distribution Date or the Expiration Date, the transfer of any certificates evidencing shares of Common Stock in respect of which Rights have been issued also shall constitute the transfer of the Rights associated with such shares of Common Stock.

(c)           Unless the Board by resolution adopted at or before the time of the issuance (including pursuant to the exercise of rights under the Company’s employee benefit plans) of any Common Stock specifies to the contrary, Rights shall be issued in respect of all shares of Common Stock that are issued (whether originally issued or from the Company’s treasury) after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date. Certificates representing such shares of Common Stock in respect of which Rights are issued pursuant to the first sentence of this Section 3(c) also shall be deemed to be certificates for Rights, and commencing as soon as reasonably practicable following the date hereof shall bear a legend in substantially the following form:

“This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Vitacost.com, Inc., a Delaware corporation (the “Company”), and Mellon Investor Services LLC (operating with the service name BNY Mellon Shareowner Services), a New Jersey limited liability company, as Rights Agent (the “Rights Agent”), dated March 24, 2010 (the “Rights Agreement”), the terms of which are incorporated herein by reference in their entirety and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and no longer will be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge, promptly after receipt of any written request therefor. Under certain circumstances as set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an “Acquiring Person” or any “Affiliate” or “Associate” thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.”

With respect to such certificates containing the foregoing legend, until the earlier of (i) the Distribution Date or (ii) the Expiration Date, the Rights associated with the Common Stock evidenced by such certificates shall be evidenced by such certificates alone and registered holders of Common Stock also shall be the registered holders of the associated Rights, and the transfer of any of such certificates also shall constitute the transfer of the Rights associated with the Common Stock evidenced by such certificates. If the Company purchases or acquires any Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such Common Stock shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Stock which are no longer outstanding.

Section 4.           Form of Rights Certificates.

(a)           The Rights Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate, which are not inconsistent with the provisions of this Agreement and which do not affect the rights, duties, liabilities or responsibilities of the Rights Agent, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11, Section 13 and Section 22 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase such number of one one-thousandths of a share of Preferred Stock as shall be set forth therein at the price set forth therein (such exercise price per one one-thousandths of a share, the “Purchase Price”), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

(b)           Any Rights Certificate issued pursuant to Section 3(a) or Section 22 hereof that represents Rights beneficially owned by: (i) an Acquiring Person (or any Associate or Affiliate of an Acquiring Person), (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either a transfer (A) (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, plan, arrangement or understanding regarding the transferred Rights (or any right thereto or interest therein) or (B) which the Board has determined is part of an agreement, plan, arrangement or understanding which has as a primary purpose or effect the avoidance of Section 7(e) hereof, and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent the Rights Agent has knowledge hereof and to the extent feasible) a legend in substantially the following form:

“The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of such Agreement.”

Section 5.           Countersignature and Registration.

(a)           The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President and Chief Executive Officer, its Chief Financial Officer or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company’s seal or a facsimile thereof, which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be either manually or by facsimile signature countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the Person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such Person was not such an officer.

(b)           Following the Distribution Date, and receipt by the Rights Agent of notice of such occurrence, and of all other necessary information and documentation, as provided in Section 3(a) hereof, the Rights Agent shall keep or cause to be kept, at its office or offices designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates, the Rights Certificate number and the date of each of the Rights Certificates.

Section 6.           Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.

(a)           Subject to the provisions of Section 4(b), Section 7(e) and Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Rights Certificate or Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of one one-thousandths of a share of Preferred Stock (or following a Triggering Event, Common Stock, other securities, cash or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined or exchanged at the office or offices of the Rights Agent designated for such purpose. The Rights Certificates shall be transferable only on the registry books of the Rights Agent. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate or Certificates until the registered holder thereof shall have (i) properly completed and duly executed the certificate contained in the form of assignment on the reverse side of such Rights Certificate, (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) thereof and of the Rights evidenced thereby or of the Affiliates or Associates of such Beneficial Owner (or former Beneficial Owner) as the Company or the Rights Agent shall reasonably request, and (iii) paid a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates as required by Section 9(e) hereof.  Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e) and Section 14 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested, registered in such name or names as may be designated by the surrendering registered holder. The Rights Agent shall promptly forward any such sum collected by it to the Company or to such Persons as the Company may specify by written notice.  The Rights Agent shall have no duty or obligation under any section of this Agreement which requires the payment of taxes or charges unless and until it is satisfied that all such taxes and/or charges have been paid.

(b)           Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company shall execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

Section 7.           Exercise of Rights; Purchase Price; Expiration Date of Rights.

(a)           Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and Section 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof properly completed and duly executed, to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one one-thousandths of a share of Preferred Stock (or other securities or property, as the case may be) as to which such surrendered Rights are then exercisable, and an amount equal to any tax or charge required to be paid under Section 9(e) hereof, at or prior to the Expiration Date. Except for those provisions herein which expressly survive the termination of this Agreement, this Agreement shall terminate at such time as the Rights are no longer exercisable hereunder.

(b)           The Purchase Price for each one one-thousandths of a share of Preferred Stock pursuant to the exercise of a Right initially shall be $45.00, and shall be subject to adjustment from time to time as provided in Section 11 and 13(a) hereof and shall be payable in accordance with paragraph (c) below.

(c)           Subject to Section 7(e) hereof, upon receipt of a Rights Certificate evidencing exercisable Rights, with the form of election to purchase and the certificate properly completed and duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price per one one-thousandths of a share of Preferred Stock (or other shares, securities or property, as the case may be) to be purchased as set forth below and an amount equal to any tax or charge required to be paid under Section 9(e) hereof, the Rights Agent shall, subject to Section 20(k) hereof, thereupon promptly (i) (A) requisition from any transfer agent of the shares of Preferred Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of one one-thousandths of a share of Preferred Stock to be purchased and the Company hereby irrevocably authorizes each such transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-thousandths of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs each such depositary agent to comply with such request, (ii) when necessary to comply with this Agreement, requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) when necessary to comply with this Agreement, after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) and an amount equal to any tax or charge required to be paid under Section 9(e) hereof, may be made (x) in cash or by certified bank check, cashier’s check, bank draft or money order payable to the order of the Company, or (y) by delivery of a certificate or certificates (with appropriate stock powers executed in blank attached thereto) evidencing a number of shares of Common Stock equal to the sum of the then Purchase Price and an amount equal to any tax or charge required to be paid under Section 9(e) hereof, divided by the closing market price (as determined pursuant to Section 11(d) hereof) per share of Common Stock on the Trading Date immediately preceding the date of such exercise. In the event that the Company is obligated to issue other securities (including Common Stock) of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when necessary to comply with this Agreement.  The Company reserves the right to require prior to the occurrence of a Triggering Event that, upon any exercise of Rights, such number of Rights be exercised so that only whole shares of Preferred Stock would be issued.

(d)           In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and, if requested and provided with all necessary information and documents, delivered to, or upon the order of, the registered holder of such Rights Certificate or to its duly authorized assigns, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14 hereof.

(e)           Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Triggering Event, any Rights beneficially owned by (i) an Acquiring Person (or an Associate or Affiliate of an Acquiring Person) other than any such Person that the Board in good faith determines was not involved in and did not cause or facilitate, directly or indirectly, such Triggering Event, (ii) a direct or indirect transferee of such Rights from such Acquiring Person (or any such Associate or Affiliate) who becomes a transferee after such Acquiring Person becomes such (a “Post Transferee”), or (iii) a direct or indirect transferee of such Acquiring Person (or any such Associate or Affiliate) who becomes a transferee prior to or concurrently with such Acquiring Person becoming such and receives such Rights pursuant to either a transfer (A) (whether or not for consideration) from such Acquiring Person (or such Affiliate or Associate) to holders of equity interests in such Acquiring Person (or such Affiliate or Associate) or to any Person with whom such Acquiring Person (or such Affiliate or Associate) has any continuing agreement, plan, arrangement or understanding regarding the transferred Rights (or any right thereto or interest therein) or (B) that the Board determines is part of an agreement, plan, arrangement or understanding that has as a primary purpose or effect the avoidance of this Section 7(e) (a “Prior Transferee”), or (iv) any subsequent transferee receiving transferred Rights from a Post Transferee or a Prior Transferee, either directly, or indirectly through one or more intermediate transferees, shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall notify the Rights Agent when this Section 7(e) and/or Section 4(b) hereof applies and shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but neither the Company nor the Rights Agent shall have any liability or obligation to any holder of Rights Certificates or other Person as a result of the Company’s failure to make any determinations with respect to an Acquiring Person or any of its Affiliates, Associates or transferees hereunder.  Until such notice is received by the Rights Agent, the Rights Agent shall have no duties, responsibilities or obligations with respect to this Section 7(e) and Section 4(b) hereof.

(f)           Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights or other securities upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) properly completed and duly executed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) thereof and of the Rights evidenced thereby or of the Affiliates or Associates of such Beneficial Owner (or former Beneficial Owner) as the Company or the Rights Agent shall reasonably request.

Section 8.           Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 9.           Reservation and Availability of Capital Stock.

(a)           The Company shall cause to be reserved and keep available for issuance out of its authorized and unissued shares of Preferred Stock (and, following the occurrence of a Triggering Event, out of its authorized and unissued shares of Common Stock and/or other securities or out of its authorized and issued shares held in its treasury), the number of shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) that, as provided in this Agreement, including subject to Section 11(a)(iii) hereof, will be sufficient to permit the exercise in full of all outstanding Rights.

(b)           So long as the shares of Preferred Stock (and following the occurrence of a Triggering Event, Common Stock and/or other securities) issuable and deliverable upon the exercise of the Rights may be listed on the NASDAQ Global Market (“NASDAQ GM”) or any other national securities exchange or traded in the over-the-counter market and quoted on the National Association of Securities Dealers, Inc. Automated Quotation System (“NASDAQ”), the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on the NASDAQ GM or such other exchange or quoted on the NASDAQ upon official notice of issuance upon such exercise.

(c)           The Company shall use its best efforts to (i) file with the SEC, as soon as practicable following the earliest date after the first occurrence of a Triggering Event in which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with this Agreement, or as soon as is required by law following the Distribution Date, as the case may be, a registration statement on an appropriate form under the Securities Act of 1933, as amended (the “Act”), with respect to the securities purchasable upon exercise of the Rights, (ii) cause such registration statement to be declared effective by the SEC as soon as practicable after such filing, and (iii) cause such registration statement to remain so effective (with a prospectus therein at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the Expiration Date. The Company also shall take such action as may be appropriate under, or to ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercisability of the Rights. The Company temporarily may suspend, for a period of time not to exceed 90 days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file with the SEC such registration statement and permit it to become effective. Upon any suspension of the exercisability of the Rights referred to in this Section 9(c), the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. The Company shall notify the Rights Agent in writing whenever it makes a public announcement pursuant to this Section 9(c) and furnish the Rights Agent with a copy of such announcement(s). Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained and until a registration statement (if required) has been declared effective.

(d)           The Company shall take all such action as may be necessary to ensure that all one one-thousandths of a share of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

(e)           The Company also shall pay when due and payable any and all taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for a number of one one-thousandths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any tax or charge which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of a number of one one-thousandths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) in respect of a name other than that of, the registered holder of the Rights Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for a number of one one-thousandths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company’s or the Rights Agent’s satisfaction that no such tax or charge is due.

Section 10.           Preferred Stock Record Date. Each Person in whose name any certificate evidencing a number of one one-thousandths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such fractional shares of Preferred Stock (or Common Stock and/or other securities, as the case may be) evidenced thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all taxes or charges) was duly made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions (including, without limitation, upon the dissolution or winding up of the Company) or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as expressly provided herein.

Section 11.           Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights.  The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a)           (i)  If the Company shall at any time after the Rights Dividend Declaration Date (A) declare and pay a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide or split the outstanding shares of Preferred Stock into a greater number of shares, (C) combine or consolidate the outstanding shares of Preferred Stock into a smaller number of shares or effect a reverse split of the outstanding shares of Preferred Stock, or (D) issue, change or alter any of its shares of capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) or in Section 7(e) hereof, then, and in each such case, the Purchase Price in effect at the time of the record date for such dividend or of the effective time of such subdivision, combination or reclassification, and the number and kind of shares of Preferred Stock or capital stock, as the case may be, issuable at such time, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of Preferred Stock or other capital stock, which, if such Right had been exercisable and was exercised immediately prior to such date and at a time when the transfer books for the Preferred Stock (or other capital stock) of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, then the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

(ii)           Subject to Sections 23 and 24 of this Agreement, other than a transaction or transactions to which the provisions of Section 13(a) apply, if:

(A)           any Acquiring Person (or any Associate or Affiliate of any Acquiring Person), at any time after the Rights Dividend Declaration Date, directly or indirectly, shall (1) consolidate with or merge with and into the Company or any of its Subsidiaries or otherwise combine with the Company or any of its Subsidiaries, and as a result thereof the Company or such Subsidiary shall be the continuing or surviving corporation of such consolidation, merger or combination and the Common Stock of the Company shall remain outstanding and no shares thereof shall be changed into or exchanged for stock or other securities of the Company or of any other Person or into or for cash or any other property, (2) in one transaction or a series of transactions, other than in connection with the exercise of a Right or Rights, and other than in connection with the exchange, exercise or conversion of securities exchangeable or exercisable for or convertible into securities of the Company or any Subsidiary of the Company, transfer any assets or property to the Company or to any of its Subsidiaries in exchange (in whole or in part) for shares of Common Stock, for shares of other equity securities of the Company or any Subsidiary of the Company, or for securities exchangeable or exercisable for or convertible into shares of equity securities of the Company or any Subsidiary of the Company (Common Stock or otherwise) or otherwise obtain from the Company or any of its Subsidiaries, with or without consideration, any additional shares of such equity securities or securities exchangeable or exercisable for or convertible into shares of such equity securities (other than pursuant to a pro rata offer or a distribution by the Company or such Subsidiary to all holders of Common Stock that is made ratably to all holders of Common Stock), (3) sell, purchase, lease, exchange, assign, mortgage, pledge, transfer or otherwise acquire (other than as a pro rata dividend) or dispose of, in one transaction or a series of transactions, to, from or with (as the case may be) the Company or any of its Subsidiaries, assets (including securities) on terms and conditions less favorable to Company or such Subsidiary than the Company or such Subsidiary would be able to obtain in an arm’s length negotiation with an unaffiliated third party, (4) receive any compensation or other remuneration or economic benefit from the Company or any of the Company’s Subsidiaries for services other than compensation for employment as a regular full-time or part-time employee, or fees for serving as a director of the Company or any of its Subsidiaries, at reasonable and customary rates in accordance with the Company’s (or its Subsidiaries’) past practices, (5) receive the benefit, directly or indirectly (except proportionately as a stockholder and except if resulting from a requirement of law or governmental regulation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantage provided by the Company or any of its Subsidiaries, or (6) engage in any transaction with the Company or any of its Subsidiaries involving the sale, license, transfer, assignment or grant of any right in, or disclosure of, any patents, copyrights, trade secrets, trademarks, know-how or any other intellectual or industrial property rights recognized under any country’s intellectual property laws which the Company (including its Subsidiaries) owns or has the right to use on terms and conditions not approved by the Board, or

(B)           any Person, alone or together with any Affiliates and Associates of such Person, shall, at any time after the Rights Dividend Declaration Date, become an Acquiring Person, or

(C)           during such time as there is an Acquiring Person after the Rights Dividend Declaration Date, there shall be any reclassification of securities (including any reverse stock split), or any recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction or series of transactions involving the Company or any of its Subsidiaries (whether or not with or into or otherwise involving an Acquiring Person or any Affiliate or Associate of an Acquiring Person), or any repurchase by the Company or any of its Subsidiaries of shares of Common Stock of the Company or of any other class or series of securities issued by the Company, which reclassification, recapitalization, merger, consolidation or repurchase has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities or securities exchangeable or exercisable for or convertible into any class of equity securities of the Company or any of its Subsidiaries which is directly or indirectly owned by an Acquiring Person or any Associate or Affiliate of an Acquiring Person,

then, in each such case, upon the Close of Business on the 10th day next following the date of the occurrence of an event described in Section 11(a)(ii)(B) hereof, and immediately upon the occurrence of any event described in Section 11(a)(ii)(A) or (C) hereof, proper provision shall be made so that each holder of a Right (except as provided below and as set forth in Section 7(e) hereof) thereafter shall have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of a number of one one-thousandths of a share of Preferred Stock, such number of shares of Common Stock of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of one one-thousandths of a share of Preferred Stock for which a Right was or would have been exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, whether or not such Right was then exercisable, and (y) dividing that product (which, following such first occurrence, shall thereafter be referred to as the “Purchase Price” for each Right and for all purposes of this Agreement) by 50% of the current market price (determined pursuant to Section 11(d) hereof) per share of Common Stock on the date of such first occurrence (such number of shares, the “Adjustment Shares”).  The Company shall provide the Rights Agent with written notice of the identity of any Acquiring Person, Associate or Affiliate, or the nominee of any of the foregoing, and the Rights Agent may rely on such notice in carrying out its duties under this Agreement, and shall be deemed not to have any knowledge of the identity of any such Acquiring Person, Associate or Affiliate, or the nominee of any of the foregoing unless and until it shall have received such notice.

(iii)           If the number of shares of Common Stock which are authorized by the Company’s Restated Certificate of Incorporation, but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company shall: (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the “Current Value”) over (2) the Purchase Price (such excess, the “Spread”), and (B) with respect to each Right (subject to Section 7(e) hereof), make adequate provision to substitute for the Adjustment Shares, upon the exercise of a Right and payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Common Stock or other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock which the Board has deemed to have the same value as shares of Common Stock (such shares of preferred stock, “common stock equivalents”)), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board and based upon the advice of a nationally recognized investment banking firm selected by the Board; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within 30 days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company’s right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the “Section 11(a)(ii) Trigger Date”), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, cash, which in the aggregate are equal to the Spread. If the Board shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the 30-day period set forth above may be extended to the extent necessary, but not more than 90 days following the first occurrence of a Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of the issuance of such additional shares (such period, as it may be extended, the “Substitution Period”). To the extent that the Company determines that some action need be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of the issuance of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. If there occurs any such suspension, the Company shall issue a public announcement (with prompt written notice thereof to the Rights Agent) stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement (with prompt written notice thereof to the Rights Agent) at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Stock shall be the current market price (as determined pursuant to Section 11(d) hereof) per share of the Common Stock on the date of the first occurrence of a Section 11(a)(ii) Trigger Date and the value of any “common stock equivalent” shall be deemed to have the same value as the Common Stock on such date.

(b)           In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them to subscribe for or purchase (for a period expiring within 45 calendar days after such record date) Preferred Stock (or shares having the same rights, privileges and preferences as the shares of Preferred Stock (“equivalent preferred stock”)) or securities convertible into Preferred Stock or equivalent preferred stock at a price per share of Preferred Stock or per share of equivalent preferred stock (or having a conversion price per share, if a security convertible into Preferred Stock or equivalent preferred stock) less than the current market price (as determined pursuant to Section 11(d) hereof) per share of Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or equivalent preferred stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price, and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of additional shares of Preferred Stock and/or equivalent preferred stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon the exercise of one Right. In case such subscription price may be paid by delivery of consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a written statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c)           In case the Company shall fix a record date for a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price (as determined pursuant to Section 11(d) hereof) per share of Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board, whose determination shall be described in a written statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Preferred Stock and the denominator of which shall be such current market price (as determined pursuant to Section 11(d) hereof) per share of Preferred Stock; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon the exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

(d)           (i) For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii) hereof, the “current market price” per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the 30 consecutive Trading Days immediately prior to but not including such date, and for purposes of computations made pursuant to Section 11(a)(iii) hereof, the “current market price” per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the 10 consecutive Trading Days immediately following but not including such date; provided, however, that in the event that the current market price per share of the Common Stock is determined during a period following the announcement by the issuer of such Common Stock of (A) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock (other than the Rights), or (B) any subdivision, combination or reclassification of such Common Stock, and prior to, but not including, the expiration of the requisite 30-Trading-Day or 10-Trading-Day period, as set forth above, after the dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the “current market price” shall be properly adjusted to take into account the effect of such dividend, distribution, subdivision, combination or reclassification. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NASDAQ GM or, if on any such date the shares of Common Stock are not listed or admitted to trading on the NASDAQ GM, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if on any such date the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board. If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined in good faith by the Board shall be used. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Stock is not publicly held or not so listed or traded, “current market price” per share shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a written statement filed with the Rights Agent and shall be conclusive for all purposes.

(ii)            For the purpose of any computation hereunder, the “current market price” per share of Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in clause (i) of this Section 11(d) (other than the last sentence thereof). If the current market price per share of Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this Section 11(d), the “current market price” per share of Preferred Stock shall be conclusively deemed to be an amount equal to 1,000 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock occurring after the date of this Agreement) multiplied by the current market price per share of the Common Stock. If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, “current market price” per share of the Preferred Stock shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a written statement filed with the Rights Agent and shall be conclusive for all purposes. For all purposes of this Agreement, the “current market price” of one one-thousandth of a share of Preferred Stock shall be equal to the “current market price” of one share of Preferred Stock divided by 1,000.

(iii)           For the purpose of any computation hereunder, the value of any securities or assets other than Common Stock or Preferred Stock shall be the fair value as determined in good faith by the Board or by a nationally recognized investment banking firm selected by the Board, which determination shall be described in a written statement filed with the Rights Agent and shall be conclusive for all purposes.

(e)           Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1.0% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other share or one-millionth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment, or (ii) the Expiration Date.

(f)           If as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), (b), (c), (e), (g), (h), (i), (j), (k) and (m), and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.

(g)           All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h)           Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-thousandths of a share of Preferred Stock (calculated to the nearest one millionth) obtained by (i) multiplying (x) the number of one one-thousandths of a share covered by a Right immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i)            The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of one one-thousandths of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement (with prompt written notice thereof to the Rights Agent) of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and delivered by the Company and countersigned and delivered by the Rights Agent in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

(j)             Irrespective of any adjustment or change in the Purchase Price or the number of one one-thousandths of a share of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-thousandths of a share and the number of one one-thousandths of a share which were expressed in the initial Rights Certificates issued hereunder.

(k)            Before taking any action that would cause an adjustment reducing the Purchase Price below the then par or stated value, if any, of the number of one one-thousandths of a share of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable such number of one one-thousandths of a share of Preferred Stock at such adjusted Purchase Price.

(l)             In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer (with prompt written notice thereof to the Rights Agent) until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of one one-thousandths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one one-thousandths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

(m)           Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in their good faith judgment the Board shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any shares of Preferred Stock at less than the current market price, (iii) issuance wholly for cash of shares of Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) stock dividend or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such stockholders.

(n)           The Company shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), if (x) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the stockholders of the Person who constitutes, or would constitute, the “Principal Party” for the purposes of Section 13(a) hereof shall have received a distribution of Rights previously Beneficially Owned by such Person or any of its Affiliates and Associates.

(o)           The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23, Section 24 or Section 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

(p)           Anything in this Agreement to the contrary notwithstanding, if the Company shall at any time after the Rights Dividend Declaration Date and prior to the Distribution Date (i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.

Section 12.            Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made or any event affecting the Rights or their exercisability (including without limitation an event which causes Rights to become null and void) occurs as provided in Section 11 and Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment or describing such event, and a brief, reasonably detailed statement of the facts, computations and methodology accounting for such adjustment, (b) promptly file with the Rights Agent, and with each transfer agent for the Preferred Stock and the Common Stock, a copy of such certificate, and (c) mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing shares of Common Stock) in accordance with Section 26 hereof. Notwithstanding the foregoing sentence, the failure of the Company to make such certification or give such notice shall not affect the validity of such adjustment or the force or effect of the requirement for such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement therein contained and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of, any adjustment or any such event unless and until it shall have received such a certificate.

Section 13.            Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

(a)           If, following the Stock Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof) shall consolidate with, or merge with and into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or portion of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or into or for cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o) hereof), then, and in each such case, proper provision shall be made so that: (i) each holder of a Right, except as provided in Section 7(e) hereof, thereafter shall have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, nonassessable and freely tradable shares of Common Stock of the Principal Party, not subject to any liens, encumbrances, rights of first refusal, preemptive subscription rights or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of one one-thousandths of a share of Preferred Stock for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence), and (2) dividing that product (which, following the first occurrence of a Section 13 Event, shall be referred to as the “Purchase Price” for each Right and for all purposes of this Agreement) by 50% of the current market price (determined pursuant to Section 11(d)(i) hereof) per share of the Common Stock of such Principal Party on the date of consummation of such Section 13 Event; (ii) such Principal Party thereafter shall be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term “Company” thereafter shall be deemed to refer to such Principal Party, it being specifically hereby intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; provided, however, that upon the subsequent occurrence of any merger, consolidation, sale of all or substantially all assets, recapitalization, reclassification of shares, reorganization or other extraordinary transaction in respect of such Principal Party, each holder of a Right thereupon shall be entitled to receive, upon exercise of a Right and payment of the Purchase Price, such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had it, at the time of such transaction, owned the shares of Common Stock of the Principal Party purchasable upon the exercise of a Right, and such Principal Party shall take such steps (including, but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property; and (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Section 13 Event.

(b)           “Principal Party” shall mean:

(i)           in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a), (A) the Person that is the issuer of the securities into which shares of Common Stock of the Company are changed or exchanged in such merger or consolidation, or, if there is more than one such issuer, the issuer of the shares of Common Stock of which have the greatest aggregate market value of shares outstanding, or (B) if no securities are so issued, (x) the Person that is the other party to such merger, if such Person survives such merger, or, if there is more than one such Person, the Person the shares of Common Stock of which have the greatest aggregate market value of shares outstanding or (y) if the Person that is the other party to the merger does not survive the merger, the Person that does survive the merger (including the Company if it survives) or (z) the Person resulting from the consolidation; and

(ii)           in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons is the issuer of Common Stock having the greatest aggregate market value of shares outstanding;

provided, however, that in any such case, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, “Principal Party” shall refer to such other Person whose Common Stock is so registered; (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stocks of two or more of which are and have been so registered, “Principal Party” shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value; and (3) if such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in clauses (1) and (2) above shall apply to each of the owners having an interest in the venture as if the Person owned by the joint venture was a Subsidiary of both or all of such joint venturers, and the Principal Party in each such case shall bear the obligations set forth in this Section 13 in the same ratio as its interest in such Person bears to the total of such interests.

(c)           If, for any reason, the Rights cannot be exercised for Common Stock of such Principal Party as provided in Section 13(a), then each holder of Rights shall have the right to exchange its Rights for cash from such Principal Party in an amount equal to the product of (x) the number of shares of Common Stock that it would otherwise be entitled to purchase and (y) 50% of the current market price, as determined pursuant to Section 11(d) hereof, per share of such Common Stock of such Principal Party. If, for any reason, the foregoing formulation cannot be applied to determine the cash amount into which the Rights are exchangeable, then the Board, based upon the advice of one or more nationally recognized investment banking firms, and based upon the total value of the Company, shall determine such amount reasonably and with good faith to the holders of Rights. Any such determination shall be final and binding on the Rights Agent.

(d)           The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and each Principal Party and each other Person who may become a Principal Party as a result of such consolidation, merger, sale or transfer shall have executed and delivered to the Rights Agent an agreement confirming that the requirements set forth in paragraphs (a) and (b) of this Section 13 shall promptly be performed in accordance with their terms and that such consolidation, merger, sale, or transfer of assets shall not result in a default by the Principal Party under this Agreement as the same shall have been assumed by the Principal Party pursuant to paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after executing such agreement pursuant to this Section 13, the Principal Party at its own expense will:

(i)             prepare and file with the SEC a registration statement on an appropriate form under the Act, if necessary, with respect to the Rights and the securities purchasable upon exercise of the Rights, use its best efforts to cause such registration statement to be declared effective by the SEC as soon as practicable after such filing and use its best efforts to cause such registration statement to remain so effective (with a prospectus therein at all times meeting the requirements of the Act) until the Expiration Date;

(ii)            use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under the securities or blue sky laws of such states or jurisdictions as may be necessary or appropriate;

(iii)           use its best efforts, if the Common Stock of the Principal Party shall be or become listed or admitted to trading on the NASDAQ GM or on another national securities exchange, to list or admit to trading (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on the NASDAQ GM or on such other national securities exchange, or, if the Common Stock of the Principal Party shall not be listed or admitted to trading on the NASDAQ GM or on another national securities exchange, to cause the Rights and the securities purchasable upon exercise of the Rights to be authorized for quotation on NASDAQ GM or on such other system then in use;

(iv)           deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act; and

(v)           obtain waivers of any rights of first refusal or preemptive rights in respect of the Common Stock of the Principal Party subject to purchase upon exercise of the outstanding Rights.

(e)            The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

(f)            In case the Principal Party which is to be a party to a transaction referred to in this Section 13 has a provision in any of its authorized securities or in its certificate of incorporation or by-laws or other instrument governing its affairs, which provision would have the effect of (i) causing such Principal Party to issue (other than to holders of Rights pursuant to this Section 13), in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Common Stock of such Principal Party at less than the current market price per share thereof (determined pursuant to Section 11(d) hereof) or securities exchangeable or exercisable for, or convertible into, Common Stock of such Principal Party at less than such then current market price, or (ii) providing for any special payment, tax, or similar provision in connection with the issuance of the Common Stock of such Principal Party pursuant to the provisions of Section 13, then, in such event, the Company hereby agrees with each holder of Rights that it shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been canceled, waived, or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

Section 14.            Fractional Rights and Fractional Shares.

(a)            The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(p) hereof, or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NASDAQ GM, or, if on any such date the Rights are not listed or admitted to trading on the NASDAQ GM, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or, if on any such date the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use, or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board. If on any such date no market maker is making a market in the Rights, the current market value of the Rights on such date shall be the fair value of the Rights as determined in good faith by the Board.

(b)            The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock). In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-thousandth of a share of Preferred Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-thousandth of a share of Preferred Stock. For purposes of this Section 14(b), the current market value of one one-thousandth of a share of Preferred Stock shall be one-thousandth of the closing price of a share of Preferred Stock (as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

(c)            Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one share of Common Stock. For purposes of this Section 14(c), the current market value of one share of Common Stock shall be the closing price of one share of Common Stock (as determined pursuant to Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

(d)            Whenever a payment for fractional Rights or any fractional shares is to be made by the Rights Agent, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of any payment for fractional Rights or fractional shares under any Section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate and sufficient monies.

(e)            The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

Section 15.            Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 and Section 20 hereof, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach by the Company of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations by the Company of the obligations hereunder of any Person subject to this Agreement. Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, judgment decree or ruling (whether interlocutory or final) issued by a court or by a governmental, regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use all reasonable efforts to have any such injunction, order, judgment, decree or ruling lifted or otherwise overturned as soon as possible.

Section 16.            Agreement of Rights Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a)            prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock;

(b)           after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by proper instruments of transfer and with the appropriate forms and certificates fully executed; and

(c)            subject to Section 6(a) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be required to be affected by any notice to the contrary.

Section 17.            Rights Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of one one-thousandths of a share of Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

Section 18.            Concerning the Rights Agent.

(a)           The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the preparation, negotiation, delivery, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including, without limitation, the reasonable fees and expenses of legal counsel) for any action taken, suffered or omitted to be taken by the Rights Agent in connection with the acceptance, administration, exercise and performance of its duties under this Agreement, including the costs and expenses of defending against any claim of liability in the premises and the costs and expenses of enforcing this right of indemnification; provided, however, that the Company shall not be liable under this Section 18(a) to the extent that a court of competent jurisdiction shall have determined by a final, non-appealable order, judgment, decree or ruling that such loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense resulted from any action taken, suffered or omitted to be taken by the Rights Agent through its own gross negligence, bad faith or willful misconduct. The provisions of this Section 18 and Section 20 hereof shall survive the termination of this Agreement, the exercise or expiration of the Rights and the resignation, replacement or removal of the Rights Agent.

(b)           The Rights Agent shall be authorized and protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its acceptance and administration of this Agreement and the exercise and performance of its duties hereunder in reliance upon any Rights Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.  The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take any action in connection therewith, unless and until it has received such notice.

Section 19.            Merger or Consolidation or Change of Name of Rights Agent.

(a)           Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the shareholder services, stock transfer or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

(b)           In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

Section 20.            Rights and Duties of Rights Agent. The Rights Agent undertakes to perform only the duties and obligations expressly imposed by this Agreement (and no implied duties) upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

(a)           The Rights Agent may consult with legal counsel (who may be legal counsel for the Company or an employee of the Rights Agent), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to, and the Rights Agent shall incur no liability for or in respect of, any action taken, suffered or omitted to be taken by it in accordance with such advice or opinion.

(b)           Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of “current market price”) be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full and complete authorization and protection to the Rights Agent for, and the Rights Agent shall incur no liability for or in respect of, any action taken, suffered or omitted by it under the provisions of this Agreement in reliance upon such certificate.

(c)           The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction).  Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not  limited to lost  profits), even if the Rights Agent has been advised of the likelihood of such loss or damage.

(d)            The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e)            The Rights Agent shall not have any liability for or be under any responsibility with respect to the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or with respect to the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming null and void pursuant to Section 11 hereof) or any change or adjustment in the terms of the Rights required under the provisions of Sections 3, 11, 23 or 24 hereof or responsible for the manner, method or amount thereof or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt of the certificate described in Section 12 hereof, upon which the Rights Agent may rely); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or Preferred Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common Stock or Preferred Stock will, when so issued, be validly authorized and issued, fully paid and nonassessable.

(f)            The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g)            The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and such instructions shall be full authorization and protection to the Rights Agent and the Rights Agent shall not be liable for or in respect of any action taken, suffered or omitted by it in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. The Rights Agent shall be fully authorized and protected in relying upon the most recent instructions received by any such officer. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or suffered or such omission shall be effective. The Rights Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken, suffered or omitted.

(h)           The Rights Agent and any stockholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though the Rights Agent were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent or any such stockholder, affiliate, director, officer or employee from acting in any other capacity for the Company or for any other Person.

(i)            The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers and employees) or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct in the selection and continued employment thereof (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction).

(j)            No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(k)            If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

Section 21.            Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days’ notice in writing, mailed to the Company, and to each transfer agent of the Common Stock and Preferred Stock by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and Preferred Stock, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for an appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a Person organized and doing business under the laws of the United States or of any state of the United States in good standing, which is authorized under such laws to exercise stock transfer or corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000, or (b) an Affiliate of such a Person described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and the Preferred Stock, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22.            Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to any redemption or expiration of the Rights, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

Section 23.            Redemption.

(a)           The Board may, at its option, at any time prior to the earlier of (i) the first occurrence of a Section 11(a)(ii) Event and (ii) the Final Expiration Date, redeem all (but not less than all) of the then outstanding Rights at a redemption price of $0.0001 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”).

(b)           The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the “current market value” (as defined in Section 11(d)(i) hereof) of the Common Stock as of the time of redemption) or any other form of consideration deemed appropriate by the Board.

(c)           Immediately upon the action of the Board ordering the redemption of the Rights (or at such later time as the Board may establish for the effectiveness of such redemption), and without any further action and without any notice, the right to exercise the Rights shall terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held.  The Company shall promptly give public notice of any such redemption (with prompt written notice thereof to the Rights Agent); provided, however, that the failure to give, or any defect in, such notice shall not affect the legality or validity of such redemption.  Within 10 days after such action of the Board ordering the redemption of the Rights (or such later time as the Board may establish for the effectiveness of such redemption), the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock of the Company.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

Section 24.            Exchange.

(a)           Subject to applicable laws, rules and regulations, and subject to subsection (c) below, the Company may, at its option, by majority vote of the Board, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 7(e) hereof) for Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the “Ratio of Exchange”). Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after any Person (other than an Exempt Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the shares of Common Stock then outstanding.

(b)           Immediately upon the action of the Board ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Ratio of Exchange. The Company shall promptly give public notice of any such exchange (with prompt written notice thereof to the Rights Agent); provided, however, that the failure to give, or any defect in, such notice shall not affect the legality or validity of such exchange. The Company shall promptly mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

(c)            In any exchange pursuant to this Section 24, the Company, at its option, may substitute common stock equivalents (as defined in Section 11(a)(iii)) for shares of Common Stock exchangeable for Rights, at the initial rate of one common stock equivalent for each share of Common Stock, as appropriately adjusted to reflect adjustments in dividend, liquidation and voting rights of common stock equivalents pursuant to the terms thereof, so that each common stock equivalent delivered in lieu of each share of Common Stock shall have essentially the same dividend, liquidation and voting rights as one share of Common Stock of the Company.

(d)           If the number of shares of Common Stock of the Company which are authorized by the Company’s Restated Certificate of Incorporation but not outstanding or reserved for issuance are not sufficient to permit an exchange of Rights as contemplated by this Section 24, the Company shall take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exchange of Rights.

(e)           The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable, an amount in cash equal to the same fraction of the current market value per share of a whole share of Common Stock.  For purposes of this Section 24(e), the current market value of a whole share of Common Stock shall be the closing price per share of Common Stock (determined pursuant to Section 11(d)(ii) hereof) on the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

Section 25.            Notice of Certain Events.

(a)            In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular cash dividend out of earnings or retained earnings of the Company), or (ii) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), or (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), or (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Stock payable in Common Stock or to effect a subdivision, consolidation or combination of the Common Stock (by reclassification or otherwise than by payment in dividends in Common Stock), then, in each such case, the Company shall give to the Rights Agent and to the extent feasible to each holder of a Rights Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the shares of Preferred Stock for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Preferred Stock whichever shall be the earlier.

(b)           In case any of the events set forth in Section 11(a)(ii) hereof shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to the Rights Agent and to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof, and (ii) all references in the preceding paragraph to Preferred Stock shall be deemed thereafter to refer to Common Stock and/or, if appropriate, other securities.  Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that no such event set forth in Section 11(a)(ii) has occurred.

Section 26.            Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

 Vitacost.com, Inc.
 5400 Broken Sound Blvd. - NW, Suite 500
 Boca Raton, Florida 33487-3521
 Attn: Chief Executive Officer
 Facsimile No.: (561)

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

 Mellon Investor Services LLC
 300 Galleria Parkway
 Suite 1020
 Atlanta, GA 30339
 Attn:  Judy Hsu
 Facsimile: (770) 818-1160

 with a copy to:

 Mellon Investor Services LLC
 480 Washington Boulevard
 Jersey City, NJ 07310
 Attention:  Legal Department
 Facsimile: (201) 680-4610

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 27.            Supplements and Amendments. Subject to this Section 27, this Agreement may be supplemented or amended at the times and for the purposes set forth below. Prior to the date any Person becomes an Acquiring Person, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing shares of Common Stock. From and after the date any Person becomes an Acquiring Person, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder, or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person), any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent; provided, however, this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company, which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment; provided, that, the Rights Agent may, but shall not be obligated to, enter into any supplement or amendment that affects the Rights Agent’s own rights, duties, obligations or immunities under this Agreement. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

Section 28.            Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29.            Determinations and Actions by the Board of Directors, etc. For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations that are done or made by the Board in good faith shall be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties. The Rights Agent shall be entitled to assume the Board acted in good faith and shall be fully protected and incur no liability in the Rights Agent’s reliance thereon.

Section 30.            Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock).

Section 31.            Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, null and void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; and provided further, that if any such excluded term, provision, covenant or restriction shall adversely affect the rights, immunities, duties or obligations of the Rights Agent, the Rights Agent shall be entitled to resign upon ten (10) days’ notice in writing to the Company.

Section 32.            Governing Law. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State; provided, however, that all provisions regarding the rights, duties, obligations and liabilities of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

Section 33.            Counterparts. This Agreement may be executed in any number of counterparts and each such counterpart shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 34.            Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

ATTEST:		VITACOST.COM, INC., a Delaware corporation

By:	/s/ Sonya Lambert	By:	/s/ Mary L. Marbach
Name: Sonya Lambert		Name: Mary L. Marbach
Title: Chief Marketing Officer		Title: General Counsel

ATTEST:		MELLON INVESTOR SERVICES LLC, a New Jersey limited liability company, as Rights Agent

By:	/s/ Carmen Anderson	By:	/s/ Judy Hsu
Name: Carmen Anderson		Name: Judy Hsu
Title: Vice President – Relationship Manager		Title: Vice President – Relationship Manager

EXHIBIT A

CERTIFICATE OF DESIGNATION

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

($0.00001 Par Value)
of
VITACOST.COM, INC.
Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

VITACOST.COM, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

FIRST:               That pursuant to the authority conferred upon the Board of Directors by the Restated Certificate of Incorporation, as amended, of the Corporation, the Board of Directors of the Corporation adopted the following resolutions creating a series of One Hundred Thousand (100,000) shares of Preferred Stock, $0.00001 par value per share, designated as Series A Junior Participating Preferred Stock (the “Series A Junior Participating Preferred Stock”):

RESOLVED:
That pursuant to the authority expressly vested in the Board of Directors of this Corporation in accordance with the provisions of Article FOURTH of its Restated Certificate of Incorporation, as amended, a series of Preferred Stock, par value $0.00001 per share, of the Corporation be, and it hereby is, created, and that the designation and number thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of the Series A Junior Participating Preferred Stock, and the qualifications, limitations or restrictions thereof, shall be as set forth in Appendix A attached hereto and incorporated herein by reference (the “Certificate of Designation”).

RESOLVED:
That the Chairman, the President and Chief Executive Officer, the Chief Financial Officer, and the Secretary or any Assistant Secretary of the Corporation be, and they hereby are, authorized and directed, in the name and on behalf of the Corporation, to execute, acknowledge and file the Certificate of Designation in accordance with the provisions of the General Corporation Law of the state of Delaware and to take such actions as they may deem necessary or appropriate to carry out the intent of the foregoing resolution.

SECOND:           That the aforesaid resolutions were duly and validly adopted in accordance with the applicable provisions of Section 151 of the General Corporation Law of the State of Delaware, and the Restated Certificate of Incorporation, as amended, and By-Laws of the Corporation.

THIRD:               That the aforesaid designation shall become effective on March 24, 2010.

IN WITNESS WHEREOF, said Vitacost.com, Inc. has caused this Certificate to be executed and acknowledged, this 24th day of March, 2010.

VITACOST.COM, INC.

Name:
Title:

ATTEST:

Name:
Title:

Section 1.              Designation and Amount.  There shall be a series of Preferred Stock that shall be designated as “Series A Junior Participating Preferred Stock” and the number of shares constituting such series shall be One Hundred Thousand (100,000).  Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series A Junior Participating Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Junior Participating Preferred Stock.

Section 2.              Dividends and Distributions.

(A)          Subject to the rights of the holders of any shares of any class or series of capital stock of the Corporation ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock, in preference to the holders of Common Stock, $0.00001 par value per share (the “Common Stock”), of the Corporation, and of any class or series of capital stock of the Corporation ranking junior to the Series A Junior Participating Preferred Stock with respect to dividends, shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds of the Corporation legally available for the payment of dividends, quarterly dividends payable in cash on March 31, June 30, September 30 and December 31 in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest whole cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock.  In the event the Corporation shall at any time after the date of filing of this Certificate of Designation declare or pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision, combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)          The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock) and the Corporation shall pay such dividend or distribution on the Series A Junior Participating Preferred Stock before the dividend or distribution declared on the Common Stock is paid or set apart; provided, however, that, in the event that no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C)          Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date.  Accrued but unpaid dividends shall not bear interest.  Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.  The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than sixty (60) days prior to the date fixed for the payment thereof.

Section 3.              Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

(A)          Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation.  In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision, combination of consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)          Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock, the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C)          (i)           If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a “default period”), which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment.  During each default period, the number of directors constituting the Board of Directors shall automatically be increased by two (2) immediately prior to an annual or special meeting of stockholders called in accordance with this Section 3(C) to effect the election of such directors, and the holders of record of the Series A Junior Participating Preferred Stock, shall, voting together with the holders of any other series of Preferred Stock entitled to vote thereon, voting together as a single class, shall have the right, to elect two (2) directors.

(ii)           During any default period, the voting rights of the holders of Series A Junior Participating Preferred Stock provided in this Section 3(C) may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders.  The absence of a quorum of the holders of Common Stock at any annual or special meeting of stockholders shall not affect the exercise by the voting rights provided to the holders of Series A Junior Participating Preferred Stock by this Section 3(C).  For so long as there shall be any shares of Series A Junior Participating Preferred Stock then outstanding, and during the continuance of any default period, the number of directors constituting the Board of Directors may not be increased or decreased without the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares of Series A Junior Participating Preferred Stock and any other series of Preferred Stock entitled to vote thereon, voting together as a single class.

(iii)           Unless the holders of the Series A Junior Participating Preferred Stock shall, during an existing default period, have previously exercised their right to elect directors as provided in this Section 3(C), the Board of Directors shall immediately call a special meeting of the holders of Series A Junior Participating Preferred Stock upon the request of the holders of at least ten percent (10%) in number of shares of Series A Junior Participating Preferred Stock and any other series of Preferred Stock entitled to vote thereon then outstanding, which such meeting shall be called for a date not earlier than 10 days and not later than 60 days after the Corporation’s receipt of such request.  Notwithstanding the provisions of this Section 3(C), no such special meeting shall be called during the period sixty (60) days immediately preceding the date fixed for the next annual meeting of the stockholders.  Notice of such special meeting and of any annual meeting at which holders of Series A Junior Participating Preferred Stock are entitled to vote pursuant to this Section 3(C) shall be given to each holder of record of Series A Junior Participating Preferred Stock by mailing a copy of such notice to such holder at his last address as the same appears on the books of the Corporation.

(iv)           Immediately upon the expiration of a default period, (x) the right of the holders of Series A Junior Participating Preferred Stock to elect directors as provided in this Section 3(C) shall cease, (y) the term of any directors elected by the holders of Series A Junior Participating Preferred Stock and any other series of Preferred Stock entitled to vote thereon shall terminate, and (z) the number of directors constituting the Board of Directors shall automatically be reduced by two (2).

(D)          Except as set forth herein, or as otherwise provided by law, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4.              Certain Restrictions.

(A)          Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i)           declare or pay dividends on or make any other distributions on any shares of capital stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

(ii)          declare or pay dividends on or make any other distributions on any shares of capital stock of the Corporation ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares and then entitled;

(iii)         redeem, purchase or otherwise acquire for consideration shares of any capital stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any capital stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock or, with the consent of the Board of Directors, purchase or otherwise acquire shares from employees upon their termination of employment;

(iv)         purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of capital stock of the Corporation ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B)          The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5.              Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof.  All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

Section 6.              Liquidation, Dissolution or Winding Up.

(A)          Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of capital stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series A Liquidation Preference”).  In the event, however, that there are not sufficient assets of the Corporation available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock then outstanding, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.  Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”), equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in subparagraph (C) below) (such number in clause (ii), the “Adjustment Number”).  In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

(B)          Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets of the Corporation legally available to be distributed to stockholders of the Corporation in the ratio of the Adjustment Number to 1 with respect to such Series A Junior Participating Preferred Stock and Common Stock, on a per share basis, respectively.

(C)          In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(D)          Neither the consolidation, merger or other combination of the Corporation with or into any other corporation or the sale, lease, exchange or conveyance of all or any part of the property, assets or business of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 6.

Section 7.              Consolidation, Merger, Etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for, converted into or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged for, converted into or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is exchanged for, converted into or changed into.  In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8.             No Redemption. The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

Section 9.              Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation’s Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

Section 10.            Amendment. For so long as there shall be any shares of Series A Junior Participating Preferred Stock then outstanding, the certificate of incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a single class.

Section 11.            Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holders fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.”

EXHIBIT B

[FORM OF RIGHTS CERTIFICATE]

Certificate No. R-	_________ Rights

NOT EXERCISABLE AFTER THE FINAL EXPIRATION DATE OR EARLIER IF REDEEMED OR EXCHANGED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.0001 PER RIGHT, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE MAY BE OR MAY HAVE BEEN BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BE OR BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT.

Rights Certificate

VITACOST.COM, INC.

This Rights Certificate certifies that _____________________, or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the holder thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated March 24, 2010 (the “Rights Agreement”), between Vitacost.com, Inc., a Delaware corporation (the “Company”), and Mellon Investor Services LLC (operating with the service name BNY Mellon Shareowner Services), a New Jersey limited liability company, as rights agent (the “Rights Agent”), to purchase from the Company after the Distribution Date (as such term is defined in the Rights Agreement) and at any time prior to the Expiration Date (as such term is defined in the Rights Agreement) at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-thousandth of a fully paid, non-assessable share of Series A Junior Participating Preferred Stock (the “Preferred Stock”) of the Company, at a purchase price of $45.00 per one one-thousandth of a share (the “Purchase Price”), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of ________, 20__, based on the Preferred Stock as constituted at such date. The Company reserves the right to require prior to the occurrence of a Triggering Event (as such term is defined in the Rights Agreement) that a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Rights Agreement.

Upon the occurrence of a Triggering Event, if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of an Acquiring Person (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate of an Acquiring Person), or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person (or an Associate or Affiliate of an Acquiring Person), such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Triggering Event.

As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock or other securities which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the office of the Company and are also available upon written request to the Company.

This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-thousandths of a share of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at the option of the Board at a redemption price of $0.0001 per Right at any time prior to the earlier of (i) the first occurrence of a Section 11(a)(ii) Event and (ii) the Final Expiration Date.

No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral-multiples of one one-thousandth of a share of Preferred Stock), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal by its authorized officers.

Dated:

ATTEST:	VITACOST.COM, INC.,
a Delaware corporation

By:
Name:
Its	Its:

Countersigned:

MELLON INVESTOR SERVICES LLC,
a ________________________________

By:
Authorized Signature

[Form of Reverse Side of Rights Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such
holder desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED __________________________________________________________________

hereby sells, assigns and transfers unto __________________________________________________________

(Please print name and address of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated:

Signature

Signature Guaranteed:

NOTICE:  The signature(s) must be guaranteed by a participant in a Medallion Signature Guarantee Program at a guarantee level acceptable to the Company’s transfer agent.

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1)           this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement); and

(2)           after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:

Signature

Signature Guaranteed:

NOTICE

The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

The signature(s) must be guaranteed by a participant in a Medallion Signature Guarantee Program at a guarantee level acceptable to the Company’s transfer agent.

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to
exercise Rights represented by the
Rights Certificate.)

To:          VITACOST.COM, INC.:

The undersigned hereby irrevocably elects to exercise ______ Rights represented by this Rights Certificate to purchase the shares or portion thereof of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:

Please insert social security
or other identifying number

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

(Please print name and address)

Dated:

Signature

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement); and

(2)           after due inquiry and to the best knowledge of the undersigned, it [  ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:

Signature

Signature Guaranteed:

NOTICE

The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

The signature(s) must be guaranteed by a participant in a Medallion Signature Guarantee Program at a guarantee level acceptable to the Company’s transfer agent.

EXHIBIT C

VITACOST.COM, INC.

SUMMARY OF RIGHTS TO PURCHASE PREFERRED STOCK

On March 24, 2010, the Board of Directors of Vitacost.com, Inc. (the “Company”) declared a dividend distribution of one preferred stock purchase right (a “Right”) for each outstanding share of common stock, $0.00001 par value, of the Company (the “Common Stock”).  Each Right entitles the registered holder to purchase from the Company, after the Distribution Date described below, one one-thousandth of a share of its Series A Junior Participating Preferred Stock, $0.00001 par value (the “Preferred Stock”), at a price of $45.00 per one one-thousandth share of Preferred Stock (the “Purchase Price”), subject to adjustment.  Each share of Preferred Stock is designed to be the economic equivalent of 1,000 shares of Common Stock.  The distribution of Rights is payable to the holders of record of Common Stock at the close of business on March 24, 2010 (the “Record Date”).  One Right will also be issued for each share of Common Stock issued after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date described below.

Exercisability of the Rights.  The Rights are not exercisable until the “Distribution Date”, which is defined as the earlier of:

•
the close of business on the 10th day after the date of the first public announcement that a person or group of affiliated or associated persons (with certain exceptions discussed below, an “Acquiring Person”) has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Stock (which includes Common Stock referenced in derivative transactions and securities), or such earlier date as a majority of the Board shall become aware of such acquisition of Common Stock (the “Stock Acquisition Date”), or

•
the close of business on the 10th business day, or such specified or unspecified later date on or after the Record Date as may be determined by action of the Board of Directors of the Company, following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the Company’s outstanding Common Stock.

Exceptions to Definition of Acquiring Person. An “Acquiring Person” will not include:

•
the Company or any subsidiary of the Company, in each case including, without limitation, in its fiduciary capacity, any employee benefit or compensation plan of the Company or of any subsidiary of the Company, or any person or entity holding Common Stock for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or any subsidiary of the Company (an “Exempt Person”),

•
any person who, as of March 24, 2010, is the Beneficial Owner of 15% or more of the Common Stock then outstanding, provided that if such person thereafter becomes the beneficial owner of additional shares of Common Stock representing 1% or more of the shares of Common Stock then outstanding without the prior written consent of the Company (with certain exceptions) and then beneficially owns more than 15% of the Common Stock then outstanding, such Person will no longer be exempted from the definition of Acquiring Person, or

•
a person or group of affiliated or associated persons that have inadvertently become the beneficial owner of 15% or more of the outstanding Common Stock of the Company, or have become such solely as a result of a reduction in the outstanding shares of Common Stock of the Company, provided that if such person or group of affiliated or associated persons shall become the beneficial owner of one or more additional shares of Common Stock of the Company without the prior written consent of the Company (with certain exceptions) and thereafter beneficially owns more than 15% of the Common Stock of the Company then outstanding, then such person or group of affiliated or associated persons will no longer be exempted from the definition of Acquiring Person.

“Flip-In” Events.  If, after March 24, 2010, (i) any person becomes an Acquiring Person, (ii) any Acquiring Person engages in certain “self-dealing” transactions with the Company (described below) or (iii) while there exists an Acquiring Person, an event occurs which results in such Acquiring Person’s ownership interest in any class of securities of the Company being increased by more than 1% (e.g., a reverse stock split), in each case which would not otherwise trigger a “flip-over” event as described below, each holder of a Right would thereafter have the right to receive, upon exercise of the Right, that number of shares of Common Stock (or, in certain circumstances, cash, property or other securities of the Company) which equals the Purchase Price divided by 50% of the “current market price” (as defined in the Rights Agreement) of the Common Stock at the date of the occurrence of the event.  Notwithstanding the foregoing, following the occurrence of any of such events, any Rights beneficially owned by any Acquiring Person would immediately become null and void.

“Self-dealing” transactions are defined to include (i) a consolidation, merger or other combination of any Acquiring Person with the Company or any subsidiary of the Company in which the Company or such subsidiary is the surviving corporation and the Common Stock of the Company remains outstanding and no shares are changed into or exchanged for stock or other securities or cash or any other property, (ii) the transfer of assets or property to the Company or any subsidiary of the Company in exchange (in whole or in part) for securities of the Company or any of its subsidiaries, (iii) the acquisition of securities of the Company (other than in a pro rata distribution payable ratably to all stockholders), (iv) the sale, purchase, transfer, distribution, lease, mortgage, pledge or acquisition of assets by the Acquiring Person to, from or with the Company, other than on an arm’s length basis, (v) the receipt of any compensation by an Acquiring Person for services (other than for employment as a regular full-time or part-time employee or director on a basis consistent with the Company’s past practice), (vi) the receipt of the benefit of a loan or provision of other financial assistance (except proportionately as a stockholder) by an Acquiring Person, or (vii) the licensing, sale or other transfer of proprietary technology or know-how from the Company to the Acquiring Person on terms not approved by the Board.

“Flip-Over” Events.  If, after the Stock Acquisition Date, the Company is acquired in a merger or other business combination in which the Common Stock is exchanged or converted or in which the Company is not the surviving corporation, or 50% or more of its assets or earning power are sold, each holder of a Right thereafter shall have the right to purchase, upon payment of the then current Purchase Price, such number of shares of common stock of the acquiring company which equals the Purchase Price divided by 50% of the “current market price” (as defined in the Rights Agreement) of such common stock at the date of the occurrence of the event. Notwithstanding the foregoing, following the occurrence of any of such events, any Rights beneficially owned by any Acquiring Person would immediately become null and void.

Exchange Option.  The Company may, at its option, by majority vote of the Board, at any time after any person becomes an Acquiring Person, mandate the exchange of all or part of the then outstanding and exercisable Rights for shares of Common Stock at an exchange ratio of one share of Common Stock per Right (subject to adjustment).  The Board, however, may not effect an exchange at any time after any person (other than an Exempt Person), together with all affiliates of such person, becomes the beneficial owner of 50% or more of the Common Stock then outstanding.  Immediately upon the action of the Board ordering the exchange of any Rights and without any further action and without any notice, the right to exercise such Rights will terminate and the only right thereafter of a holder of such Rights will be to receive that number of shares of Common Stock equal to the number of such Rights held by the holder.

Transferability of Rights.  Until the Distribution Date, the Rights will be evidenced by the stock certificates representing outstanding Common Stock, no separate certificates evidencing the Rights will be distributed, and the transfer of certificates representing outstanding Common Stock will constitute a transfer of the Rights. After the Distribution Date, separate certificates evidencing the Rights will be mailed to holders of record of the Company’s Common Stock as of the close of business on the Distribution Date, and such separate Rights certificates alone will evidence the Rights.

Redemption.  The Board of Directors may, at its option, at any time prior to the earlier of (i) the first occurrence of a “flip-in” event and (ii) the Final Expiration Date (as defined below), redeem the Rights at a redemption price of $0.0001 per Right (the “Redemption Price”), payable, at the option of the Company, in cash, shares of Common Stock or such other form of consideration as the Board of Directors of the Company shall determine.  Immediately upon such redemption, the right to exercise the Rights will terminate, and the holders of Rights will become entitled only to receive the Redemption Price.

Expiration of Rights.  The Rights will expire on the earliest of (i) the close of business on the Final Expiration Date, (ii) the time at which the Rights are redeemed, or (iii) the time at which the Board mandates the exchange of the Rights (the “Expiration Date”). The “Final Expiration Date” is the earlier of (i) the thirtieth (30th) day following the Company’s 2012 annual meeting, if the approval of the Company’s stockholders does not occur at such meeting.

Anti-Dilution Adjustment.  The Purchase Price, the redemption price, the exchange ratio and the number of shares of the Preferred Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution under the following circumstances:

•	in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock, or

•
upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for shares of the Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or

•
upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular cash dividends out of the earnings or retained earnings of the Company and dividends payable in shares of Preferred Stock) or of subscription rights or warrants (other than those referred to above).

The number of Rights associated with each share of Common Stock is also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such price.  At the Company’s option, cash (based on the market price on the last trading date prior to the date of the exercise) will be paid instead of issuing fractional shares of any securities (other than fractional shares of Preferred Stock in integral multiples of one one-thousandth of a share).

No Shareholder Rights.  The Rights themselves do not entitle the holder thereof to any rights as a stockholder of the Company, including, without limitation, the right to vote or receive dividends.

Preferred Stock.  Shares of Preferred Stock issued upon exercise of the Rights would not be redeemable. Each share of Preferred Stock, if so issued upon exercise, would be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of the greater of (a) $1.00 per share and (b) an amount equal to 1,000 times the dividend declared and payable in respect of one whole share of Common Stock. In the event of any liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock would be entitled to a minimum preferential payment equal to $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon.  Each issued and outstanding share of Preferred Stock would have 1,000 votes, voting together with the Common Stock.  Finally, in the event of any merger, consolidation or other transaction in which outstanding shares of Common Stock were converted or exchanged, each share of Preferred Stock would be entitled to receive 1,000 times the amount received in respect of one whole share of Common Stock. The rights of the Preferred Stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary anti-dilution provisions. Because of the nature of the Preferred Stock’s dividend, liquidation and voting rights, the value of one one-thousandth of a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

Amendments.  Any of the provisions of the Rights Agreement may be amended by the Board prior to the date any person or group becomes an Acquiring Person without the approval of any holders of the Rights.  After such date, the Board may amend the Rights Agreement to cure any ambiguity, to correct or supplement any provision which may be defective or inconsistent with any other provisions, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement, provided that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

Tax Matters.  While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

Rights Agreement.  The terms of the Rights are set forth in a Rights Agreement dated March 24, 2010 (the “Rights Agreement”), between the Company and Mellon Investor Services LLC (operating with the service name BNY Mellon Shareowner Services), as Rights Agent.  A copy of the Rights Agreement is an Exhibit to a Current Report on Form 8-K dated March 24, 2010, filed with the Securities and Exchange Commission on such date.  A copy of the Rights Agreement is available free of charge from the Rights Agent at the following address:

Mellon Investor Services LLC
300 Galleria Parkway
Suite 1020
Atlanta, GA.  30339
Attention:  Relationship Manager
(Vitacost.com, Inc. Rights Agreement)

This summary does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated in this summary by reference.